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      [Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP letterhead]


                                                 October 3, 1997

Alpha Hospitality Corporation
12 East 49th Street
New York, New York 10017

Gentlemen:


You have requested our opinion, as counsel for Alpha Hospitality Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 36,000 shares (the Selling Security Holder Shares") of common stock (the "Offering"), par value $.01 (the "Common Stock"), issued pursuant to a consulting agreement between the Company and Messrs Jay Kaplowitz, Wesley Fredericks, Arthur Marcus and Fredric Gruder.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that the Selling Security Holder Shares have been fully paid, validly issued and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of New York, of the United States and the corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,


                                 /s/ Gersten, Savage, Kaplowitz
                                 ------------------------------
                                     Gersten, Savage, Kaplowitz

                                 GERSTEN, SAVAGE, KAPLOWITZ
                                 FREDERICKS & CURTIN, LLP